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                                                                    Exhibit 10.1

                         SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of September 30, 1999, by and among WAVO Corporation, an Indiana corporation, with headquarters located at 3131 E. Camelback Road, Suite 320, Phoenix, Arizona 85016 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

      B. The Company has authorized the following new series of its Preferred Stock, no par value per share, which shall be called the Company's Series D Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's common stock, no par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Articles of Amendment to the Company's Articles of Incorporation in the form attached hereto as Exhibit A (the "ARTICLES OF AMENDMENT");

      C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, initially (i) an aggregate of 1,500 shares of the Preferred Stock (the "INITIAL PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, and (ii) warrants (the "INITIAL WARRANTS") to purchase up to 600 shares of Common Stock (as exercised collectively, the "INITIAL WARRANT SHARES") for each Initial Preferred Share purchased by such Buyer on the Initial Closing Date (as defined below), such Initial Warrants to be substantially in the form attached hereto as Exhibit B;

      D. Subject to the terms and conditions set forth in this Agreement, the Company may have the right to cause the Buyers to purchase (i) up to an aggregate of 500 shares of Preferred Stock (pro rata based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares) (the "ADDITIONAL PREFERRED SHARES" and, collectively with the Initial Preferred Shares, the "PREFERRED SHARES") and (ii) warrants (the "ADDITIONAL WARRANTS" to purchase up to 500 shares of Common Stock (as exercised, collectively, the "ADDITIONAL WARRANT SHARES" for each Additional Preferred Share purchased by such Buyer on the Additional Closing Date (as defined below), such Additional Warrants to be substantially in the form attached hereto as Exhibit B;

      E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the


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Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, the Company and the Buyer hereby agree as follows:

      1.    PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

            a. Purchase of Preferred Shares. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), the Company shall issue and sell to the Buyers and the Buyers severally agree to purchase from the Company 1,500 Initial Preferred Shares, along with the related Initial Warrants (the "INITIAL CLOSING"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 1(d), 6(b) and 7(b), the Company may require that the Buyers purchase up to an aggregate of 500 Additional Preferred Shares along with the related Additional Warrants (the "ADDITIONAL CLOSINGS" and, together with the Initial Closing, the "CLOSINGS"). The purchase price (the "PURCHASE PRICE") of each Preferred Share and the related Warrants at each of the Closings shall be an aggregate of $10,000 plus $10.00 from each Buyer for the related Warrants. "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

            b. The Initial Closing Date. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m., Eastern Time, within three (3) Business Days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyer). The Initial Closing shall occur on the Initial Closing Date by facsimile. In the event either party sends the other party written notice that a physical closing is desired, at least two (2) Business Days prior to the Initial Closing Date, then the Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

            c. The Additional Closing Date. The date and time of the Additional Closings (the "ADDITIONAL CLOSING DATES") shall be 10:00 a.m., Eastern Time, on the third Business Day following the date of receipt by each Buyer of an Additional Effectiveness Notice (as defined below) which Additional Closing Dates shall be no more than 85 days following the applicable Additional Share Notice Date (as defined below), subject to satisfaction (or waiver) of the conditions to the Additional Closings set forth in Sections 6(b) and 7(b) and the conditions set forth in this Section 1(c) and Section 1(d), (or such later date as is mutually agreed to by the Company and the Buyer). During the period beginning on and including the date which is 90 days after the Initial Closing Date and ending on and including the date which is 180 days after the Initial Closing Date (the "ADDITIONAL NOTICE PERIOD"), but subject to the requirements of Sections 6(b) and 7(b) and satisfaction of the Additional Notice Conditions and the Effectiveness Conditions (both as defined in Section 1(d) below), the Company on not more than two (2) occasions may require the Buyers to purchase Additional Preferred Shares and the related Additional Warrants by delivering written notice to each Buyer (an "ADDITIONAL SHARE NOTICE") on any date during the Additional Notice Period (the "ADDITIONAL SHARE NOTICE DATE"). Any Additional Share Notice


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shall set forth (i) the aggregate number of Additional Preferred Shares and related Additional Warrants the Company is requiring the Buyers to purchase at the Additional Closing, which number shall not exceed, in the aggregate, 500 shares of Preferred Stock and which number shall be, in the aggregate, at least 200 shares of Preferred Stock, and (ii) the pro rata number of Additional Preferred Shares which the Company is requiring each Buyer to purchase at the Additional Closing (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares). The Company shall deliver written notice to each Buyer (the "ADDITIONAL EFFECTIVENESS NOTICE") by facsimile and overnight delivery within two (2) Business Days of the satisfaction of the Effectiveness Conditions. The Additional Closings shall occur on each Additional Closing Date by facsimile. In the event either Party sends the other Party written notice that a physical closing is desired, at least two (2) Business Days prior to an Additional Closing Date, then such Additional Closing shall occur on the Additional Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date and the Additional Closing Dates collectively are referred to in this Agreement as the "CLOSING DATES."

            d. The Additional Notice Conditions and the Effectiveness Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to deliver an Additional Share Notice unless all of the following conditions (the "ADDITIONAL NOTICE CONDITIONS") are satisfied:
(i) at all times during the period beginning on the date the Initial Registration Statement registering the Initial Registrable Securities is declared effective by the SEC (which date shall not be later than 10 Business Days prior to the Additional Share Notice Date) and ending on and including the Additional Share Notice Date, the Initial Registration Statement shall have been effective and available for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) to be included in such Registration Statement; (ii) at all times during the period beginning on the Initial Closing Date and ending on and including the Additional Share Notice Date, the Common Stock shall have been designated for quotation on The New York Stock Exchange, Inc. (the "NYSE"), the Nasdaq National Market or the American Stock Exchange, Inc. ("AMEX") and shall not have been suspended from trading (other than suspensions of not more than one (1) day due to business announcements by the Company) on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iii) during the period beginning on the Initial Closing Date and ending on and including the Additional Share Notice Date, there shall not have occurred either (A) the consummation of a Change of Control (as defined in the Articles of Amendment) or a public announcement of a pending Change of Control which has not been abandoned or terminated or (B) a Triggering Event (as defined in the Articles of Amendment) or an event which, with the passage of time, would constitute a Triggering Event assuming it were not cured; (iv) during the period beginning on the Initial Closing Date and ending on and including the Additional Share Notice Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares on a timely basis as set forth in Section 2(d)(ii) of the Articles of Amendment and the Company otherwise shall have been in compliance in all material respects with the Transaction Documents (as defined below) and the Articles of Amendment and shall not have breached in any material respect any provision of the Transaction Documents and the Articles of Amendment; (v) on each trading day during the 10 consecutive trading days ending on and including the


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Additional Share Notice Date, the Weighted Average Price (as defined in the
Articles of Amendment) of the Common Stock is not less than the arithmetic average of the Weighted Average Prices of the Common Stock on each of the 10 consecutive trading days immediately preceding the Initial Closing Date (subject to equitable adjustment for stock splits, stock dividends, stock combinations and other similar transactions); (vi) the Company previously has not delivered more than one Additional Share Notice; and (vii) in the event the sum of (A) the number of shares of Common Stock previously issued upon conversion of any of the Preferred Shares, (B) the number of shares of Common Stock issuable upon conversion of all Additional Preferred Shares set forth in the Additional Share Notice based on the Conversion Price (as defined in the Articles of Amendment) in effect on such date of determination (as if all such Additional Preferred Shares were outstanding and without regard to any limitation on conversions) and
(C) the number of shares of Common Stock issuable upon conversion of all of the outstanding Preferred Shares based on the Conversion Price in effect on such date of determination (without regard to any limitations on conversions), is equal to or exceeds 12% of the number of shares of Common Stock issued and outstanding immediately prior to the Initial Closing Date, the Company shall have received shareholder approval for the issuance of the Conversion Shares and the Warrant Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to require the Buyer to purchase the Additional Preferred Shares unless, in addition to the satisfaction of the Additional Notice Conditions and the requirements of Sections 6(b) and 7(b), all of the following conditions (the "EFFECTIVENESS CONDITIONS") are satisfied: (i) at all times during the period beginning on the Additional Share Notice Date and ending on and including the Additional Closing Date, the Initial Registration Statement shall have been effective and available for sale of all of the Registrable Securities required to be included on such Registration Statement (other than days during allowable Grace Periods (as defined in the Registration Rights Agreement); (ii) at all times during the period beginning on the Additional Share Notice Date and ending on and including the Additional Closing Date, the Common Stock shall have been designated for quotation on the NYSE, the Nasdaq National Market or AMEX and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iii) during the period beginning on the Additional Share Notice Date and ending on and including the Additional Closing Date, there shall not have occurred either (A) the consummation of a Change of Control or a public announcement of a pending Change of Control which has not been abandoned or terminated or (B) a Triggering Event or an event which, with the passage of time, would constitute a Triggering Event assuming it were not cured; (iv) the Weighted Average Price of the Common Stock on the date immediately preceding the date the Company files the Additional Registration Statement (as defined in the Registration Rights Agreement) with the SEC is not less than the arithmetic average of the Weighted Average Prices of the Common Stock on each of the 10 consecutive trading days immediately preceding the Initial Closing Date (subject to equitable adjustment for stock splits, stock dividends, stock combinations and other similar transactions); (v) during the period beginning on the Additional Share Notice Date and ending on and including the Additional Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares on a timely basis as set forth in Section 2(d)(ii) of the Articles of Amendment and otherwise shall have been in compliance in all material respects with the Transaction Documents and the Articles of Amendment and shall not have breached in any material respect any provision of the


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Transaction Documents or the Articles of Amendment; and (vi) at all times during the period beginning on the date the Additional Registration Statement is declared effective by the SEC (which date shall not be later than 10 Business Days prior to the Additional Share Closing Date) and ending on and including the Additional Share Closing Date, the Additional Registration Statement shall have been effective and available for sale of at least 150% of the number of shares issuable upon conversion of the Additional Preferred Shares and exercise of the Additional Warrants on each such date (without regard to any limitations on conversions or exercises and assuming the Additional Preferred Shares and the Additional Warrants had been issued and outstanding on each such date).

            e. Form of Payment. On each of the Closing Dates (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer stock certificates (in the denominations as such Buyer shall request) (the "STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing along with the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants with respect to only itself that:

            a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares, collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

            c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.


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            d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto)("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS


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      AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN
      ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel to such holder that such sale is exempt from registration required by Section 5 of the 1933 Act.

            h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. Residency. Such Buyer is a resident of that jurisdiction specified on the Schedule of Buyers.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Buyers that:

            a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and


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authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Articles of Amendment.

            b. Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section
5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the execution and filing of the Articles of Amendment by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except such stockholder approval as may be required by the Nasdaq National Market for the issuance of a number of shares of Common Stock which is greater than 19.99% of the number of shares of Common Stock outstanding on the Initial Closing Date),
(iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) this Agreement and the Registration Rights Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to each of the Closing Dates, the Articles of Amendment will have been filed with the Secretary of State of the State of Indiana and will be in full force and effect, enforceable against the Company in accordance with its terms.

            c. Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof 28,924,230 shares were issued and outstanding, 15,491,089 shares were issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 1,967,954 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and
(ii) 25,000,000 shares of preferred stock, of which as of the date hereof, 501,963 shares have been designated as Series


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1994 Cumulative Convertible Preferred Stock and of which 501,963 are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and
(vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

            d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Articles of Amendment. At least 9,700,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Upon conversion or exercise in accordance with the Articles of Amendment or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Articles of Amendment and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not


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(i) result in a violation of the Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in
Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of (i) its Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Affect. Except as specifically contemplated by this Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Articles of Amendment in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and such consents shall have been obtained prior to the applicable Closing. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and on each of the Closing Dates and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

            f. SEC Documents; Financial Statements. Since December 31, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). All of the Company's SEC Documents are available to the public through EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement by each Buyer).

            g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since December 31, 1998 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities, results of operations or prospects of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

            h. Absence of Litigation. Except as disclosed in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h). Except as set forth in Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

            i. Acknowledgment Regarding the Buyer's Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the Articles of Amendment and the transactions contemplated thereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Articles of Amendment and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Articles of Amendment and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Shares and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company's Board of Directors that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

            n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            o. Regulatory Permits. Except the absence of which would not have a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            p. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            q. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            r. Transactions With Affiliates. Except as set forth on Schedule 3(r) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            s. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Articles of Amendment and its obligation to issue the Warrant Shares in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            t. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations under the Transaction Documents and the Articles of Amendment, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

            u. Rights Agreement. As of the date hereof, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

            v. Year 2000 Compliance. The Company has initiated a review and assessment of all areas within its and each Subsidiary's business and operations that could be materially adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, the Company believes that the computer applications that are currently material to its or any Subsidiary's business and operations are reasonably expected to be able to perform properly data-sensitive functions for all dates before and after January 1, 2000, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

            w. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(w) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            x. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

            y. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            z. No Materially Adverse Contracts. Except as specifically disclosed in the SEC Documents, or as set forth in Schedule 3(z), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as specifically disclosed in the SEC Documents, or as set forth in Schedule 3(z), neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

      4.    COVENANTS.

            a. Best Efforts. Each party shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

            c. Reporting Status. Until the earlier of (i) the date which is one year after the date on which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Preferred Shares or Warrants is outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

            e. Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period: (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (A) 200% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and (B) 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on conversions or exercise thereof).

            g. Proxy Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before the earlier of (A) the date which is 60 days after the Proxy Statement Triggering Date (as defined below) and (B) the date of the Company's next annual meeting of stockholders (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement, and the Company shall use its best efforts to (i) solicit its stockholders' approval of such issuance of the Securities and (ii) cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to the product of
(i) $10,000; multiplied by (ii) .02; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full. "PROXY STATEMENT TRIGGERING DATE" shall mean the first date after the date of this Agreement on which the sum of
(A) the number of shares of Common Stock previously issued upon conversion of any Preferred

Shares and (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Shares based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Shares), equals or exceeds 15% of the number of shares of Common Stock issued and outstanding immediately prior to the Initial Closing Date.

            h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Articles of Amendment. The Company shall maintain the Common Stock's authorization for listing on the Nasdaq National Market, the NYSE or AMEX. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq National Market, the NYSE or AMEX (other than to switch listings from the Nasdaq National Market to the NYSE or AMEX). The Company shall promptly, and in no event later than the following Business Day, provide to such Buyer copies of any notices it receives from the Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, provided that such notices shall not contain any material nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

            i. Expenses. Subject to Section 9(l) below, at the Closing, the Company shall pay a non-accountable expense allowance of $50,000 to the Buyers.

            j. Transactions With Affiliates. So long as (i) any Preferred Shares or Warrants are outstanding or (ii) any Buyer owns Conversion Shares or Warrant Shares with a market value of $500,000 the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or
(c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            k. Filing of Form 8-K. On or before the first Business Day following each of the Closing Dates and each of the Additional Share Notice Dates, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

            l. Corporate Existence. So long as any Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market or the NYSE.

      5.    TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (in the form attached hereto as Exhibit E, the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a form reasonable satisfactory to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act or such Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            a. Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Preferred Shares and the Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

            (ii) Articles of Amendment shall have been filed with the Secretary of State of the State of Indiana.

            (iii) Such Buyer shall have delivered to the Company the Purchase Price for the Initial Preferred Shares and the related Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iv) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

            b. Additional Closing Date. The obligation of the Company hereunder to issue and sell the Additional Preferred Shares and the Additional Warrants to each Buyer at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Preferred Shares and the related Warrants being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (ii) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the applicable Additional Closing Date.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Preferred Shares and the Additional Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

            (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

            (ii) The Articles of Amendment shall have been filed with the Secretary of State of the State of Indiana, and a copy thereof certified by the Secretary of State of the State of Indiana shall have been delivered to such Buyer.

            (iii) The Common Stock shall be designated for quotation on the Nasdaq National Market, or listed on the NYSE or AMEX, and shall not have been suspended from trading on or delisted from such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges and the Company has complied with the listing requirements of the Nasdaq National Market for the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Initial Preferred Shares and the related Warrants, as the case may be.

            (iv) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or Articles of Amendment to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

            (v) Such Buyer shall have received the opinions of Barnes & Thornburg and Snell & Wilmer LLP dated as of the Initial Closing Date, in substantially the forms of Exhibit D, attached hereto.

            (vi) The Company shall have executed and delivered to such Buyer the Stock Certificates for the Initial Preferred Shares and the Initial Warrants being purchased by the Buyer at the Initial Closing.

            (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

            (viii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, at least 9,700,000 shares of Common Stock.

            (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Initial Closing Date.

            (xi) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Articles of Incorporation and (C) the By-laws, each as in effect at the Initial Closing Date.

            (xii) The Company shall have delivered to such Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of Indiana within ten days of the Initial Closing Date.

            (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

            (xiv) The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

            b. Additional Closing Date. The obligation of each Buyer hereunder to purchase the Additional Preferred Shares and the Additional Warrants at the Additional Closing is subject to the satisfaction, at or before each Additional Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

            (i) The Company shall have complied with the requirements of Section 1(c) and all of the Additional Notice Conditions and Effectiveness Conditions set forth in Section 1(d) shall have been satisfied as of the Additional Closing Date.

            (ii) The Articles of Amendment shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Indiana shall have been delivered to such Buyer.

            (iii) The Common Stock shall be authorized for quotation on the Nasdaq National Market, or listed on the NYSE or AMEX, and shall not have been suspended from trading on or delisted from such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges and the Company has complied with the listing requirements of the Nasdaq National Market or the NYSE, as applicable, for the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Additional Preferred Shares and the related Warrants as the case may be.

            (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Articles of Amendment to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Additional Closing Date regarding the representation contained in Section 3(c) above.

            (v) Such Buyer shall have received the opinions of Barnes & Thornburg and Snell & Wilmer LLP dated as of the Additional Closing Date in substantially the forms of Exhibit D, attached hereto.

            (vi) The Company shall have executed and delivered to such Buyer the Stock Certificates for the Additional Preferred Shares and the Additional Warrants being purchased by the Buyer at the Additional Closing.

            (vii) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

            (viii) As of the Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to at least 100% of the sum of (A) the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares and (B) the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Warrants (without regard to any limitations on conversion), including for such purposes the Additional Preferred Shares and related Additional Warrants to be issued at such Additional Closing.

            (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent and shall be in effect as of the Additional Closing.

            (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Additional Closing Date.

            (xi) The Company shall have delivered to such Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of Indiana within ten days of the Additional Closing Date.

            (xii) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Articles of Incorporation and (C) By-laws, each as in effect at the Additional Closing.

            (xiii)The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Additional Closing Date.

            (xiv) The Additional Registration Statement (as defined in the Registration Rights Agreement) shall have been declared effective by the SEC on or before the date which is 80 days after the Additional Share Notice Date.

            (xv) The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by this Agreement as the Buyers or their counsel may reasonably request.

      8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Articles of Amendment, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or Articles of Amendment or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Articles of Amendment or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and is not a shareholder derivative suit or
(y) to the extent that such Buyer receives material nonpublic information concerning the Company or any of its Subsidiaries as a result of the carrying out of any obligations imposed by the Transaction Documents or the Articles of Amendment and such cause of action, suit or claim is based on Buyer's failure to comply with all applicable provisions of Federal Securities Laws with respect to trading securities of the Company based on such material nonpublic information) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or the Articles of Amendment, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      9.    GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Indiana shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which purchased at least two-thirds (2/3) of the Initial Preferred Shares on the Initial Closing Date or, if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the Initial Preferred Shares, then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Articles of Amendment unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Preferred Shares, as the case may be.

            f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            WAVO Corporation
            3131 E. Camelback Road, Suite 320
            Phoenix, Arizona 85016
            Telephone:  602-952-5500
            Facsimile:  602-952-5517
            Attention:  Chief Executive Officer and General Counsel

      With a copy to:

            Snell & Wilmer LLP
            One Arizona Center
            Phoenix, Arizona
            Telephone:  602-382-6000
            Facsimile:  602-382-6070
            Attention:  Steven D. Pidgeon, Esq.

      If to the Transfer Agent:

            American Securities Transfer & Trust, Inc.
            12039 W. Alameda Parkway, Suite 22
            Lakewood, Colorado 80228
            Telephone:  303-986-5400
            Facsimile:  303-986-2444
            Attention:  John Harmon

      If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers which purchased at least two-thirds (2/3) of the Initial Preferred Shares on the Initial Closing Date, including by merger or consolidation. A Buyer and any Permitted Assignees (as defined below) may assign some or all of its rights hereunder to (i) without the consent of the Company, any person or entity who, immediately prior to such assignment, is (A) an affiliate of such Buyer or Permitted Assignee, (B) a holder of Preferred Shares or (C) an entity or fund which has the same principal investment adviser or manager as the Buyer or Permitted Assignee or any other holder of Preferred Shares or Warrants, provided such adviser or manager has the sole power to make decisions regarding any actions taken by such entity or fund in connection with the Transaction Documents (each such person or entity described in the immediately preceding clause (A), (B) and (C) is referred to as "PERMITTED ASSIGNEE") and (ii) with the prior written consent of the Company, which consent shall not be unreasonably withheld, to any person or entity; provided, however, that any such assignment shall not release such Buyer or Permitted Assignee from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Articles of Amendment, Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. Termination. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before three (3) Business Days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse a non-breaching Buyer for expenses up to the amount described in Section 4(i) above.

            m. Placement Agent. The Company acknowledges that it has engaged Donaldson Lufkin & Jenrette ("DLJ") as an investment banking consultant in connection with the sale of the Preferred Shares and the related Warrants. The Company shall be responsible for the payment of any fee to DLJ and any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

            n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Articles of Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Articles of Amendment or the Warrants or such Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYER:

WAVO CORPORATION                        HFTP INVESTMENT L.L.C.
                                        By:  Promethean Asset Management, L.L.C.
                                        Its: Investment Manager

By:_________________________________
Name:_______________________________
Title:______________________________    By:_________________________________
                                           James F. O'Brien, Jr.
                                           Managing Member

                                        LEONARDO, L.P.

                                        By: Angelo, Gordon & Co., L.P.

                                        By:_________________________________
                                           Michael L. Gordon
                                           Chief Operating Officer

                               SCHEDULE OF BUYERS


                                                                       NUMBER OF
                                                                        INITIAL
                                      INVESTOR ADDRESS                 PREFERRED      INVESTOR'S REPRESENTATIVES' ADDRESS
      INVESTOR NAME                 AND FACSIMILE NUMBER                SHARES               AND FACSIMILE NUMBER
      -------------                 --------------------                ------               --------------------
HFTP Investment L.L.C.      c/o Promethean Asset Management,              750        Promethean Investment Group, L.L.C.
                            L.L.C.                                                   750 Lexington Avenue
                            750 Lexington Avenue                                     22nd Floor
                            22nd Floor                                               New York, New York 10022
                            New York, New York 10022                                 Attn:    James F. O'Brien, Jr.
                            Attn:    James F. O'Brien, Jr.                                    John Floegel
                                     John Floegel                                    Telephone: 212-702-5200
                            Telephone: 212-702-5200                                  Facsimile: 212-758-9334
                            Facsimile: 212-758-9334
                            Residence: New York                                      Katten Muchin & Zavis
                                                                                     525 West Monroe, Suite 1600
                                                                                     Chicago, Illinois  60661-3693
                                                                                     Attn:    Robert J. Brantman, Esq.
                                                                                     Telephone: 312-902-5200
                                                                                     Facsimile: 312-902-1061

Leonardo, L.P.              c/o Angelo, Gordon & Co., L.P.                750        c/o Angelo, Gordon & Co., L.P.
                            245 Park Avenue - 26th
Floor                             245 Park Avenue - 26th Floor
                            New York, New York 10167                                 New York, New York 10167
                            Attention: Gary Wolf or Ari Storch                       Attention: Gary Wolf or Ari Storch
                            Telephone: 212-692-2035                                  Telephone: 212-692-2035
                            Facsimile: 212-867-6449                                  Facsimile: 212-867-6449
                            Residence: Cayman Islands                                Residence: Cayman Islands

                                    SCHEDULES

Schedule of Buyers

Schedule 3(a)  -  Subsidiaries
Schedule 3(c)  -  Capitalization
Schedule 3(e)  -  Conflicts
Schedule 3(g)  -  Material Changes
Schedule 3(h)  -  Litigation
Schedule 3(n)  -  Intellectual Property
Schedule 3(r)  -  Transactions with Affiliates
Schedule 3(w)  -  Liens
Schedule 3(z)  -  Certain Agreements
Schedule 4(d)  -  Use of Proceeds

                                    EXHIBITS

Exhibit A     -    Form of Articles of Amendment
Exhibit B     -    Form of Warrant
Exhibit C     -    Form of Registration Rights Agreement
Exhibit D     -    Form of Company Counsel Opinions
Exhibit E     -    Form of Irrevocable Transfer Agent Instructions